Exhibit 10(e)4
BASE SALARIES OF NAMED EXECUTIVE OFFICERS

MISSISSIPPI POWER COMPANY

The following are the annual base salaries, effective March 1, 2013, of the Chief Executive Officer and Chief Financial Officer of Mississippi Power Company and certain other executive officers of Mississippi Power Company who have served during 2013.

G. Edison Holland, Jr.* President and Chief Executive Officer	$652,133
Moses Feagin Vice President, Treasurer and Chief Financial Officer	$245,309
John W. Atherton Vice President	$252,659
Jeff G. Franklin Vice President	$249,059
Edward Day, VI** President and Chief Executive Officer	$418,454
Thomas O. Anderson*** Vice President	$199,906

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*    Mr. Holland was elected President and Chief Executive Officer effective May 20, 2013
**    Mr. Day retired effective May 20, 2013
***    Mr. Anderson retired effective May 31, 2013